UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2021, Guido Van Hauwermeiren resigned from the Board of Directors (the “Board”) and all Board committee positions of The GEO Group, Inc. (“GEO” or the “Company”) effective as of July 7, 2021 for personal reasons. On July 8, 2021, Duane Helkowski resigned from the Board and all Board committee positions of GEO effective as of July 8, 2021 for personal reasons. Neither Mr. Van Hauwermeiren’s decision to resign from the Board nor Mr. Helkowski’s decision to resign from the Board involved any disagreement with GEO, management, or the Board. GEO and the Board thank Messrs. Van Hauwermeiren and Helkowski for their dedicated service.

On July 9, 2021, the Board of GEO, having received the recommendation of the Nominating and Corporate Governance Committee, appointed Jack Brewer and Terry Mayotte to the Board effective July 9, 2021. Messrs. Brewer and Mayotte will serve as directors of GEO for a term expiring at the 2022 Annual Meeting of Shareholders, at which time their continued service on the Board of Directors will be subject to renomination and shareholder approval. The appointment of each of Messrs. Brewer and Mayotte was not pursuant to any arrangement or understanding between him and any other person.

Mr. Brewer has 20 years experience in leadership, business and consulting. Since 2001, Mr. Brewer has managed a portfolio of businesses, including an investment advisory firm, a hedge fund as well as a global sports management agency. Mr. Brewer leads global charity efforts delivering millions in emergency aid and providing programs to thousands living in extreme poverty in Africa and the Caribbean. Mr. Brewer also founded The Serving Institute, his Liberty University affiliated faith sports-based academy for at-risk youth in America. Mr. Brewer is an adjunct professor at Fordham Gabelli School of Business, where he teaches his business leadership and transition curriculum tailored to transitioning athletes as well as inmates in prison. In 2020, Mr. Brewer became the White House Appointee on the Congressional Commission for the Social Status of Black Men and Boys. Mr. Brewer was previously an NFL team captain for the Minnesota Vikings, New York Giants and Philadelphia Eagles. Mr. Brewer received a Bachelor of Science and Master’s degree in Sports Management from the University of Minnesota.

Mr. Mayotte has over 35 years experience in leadership and financial management. Mr. Mayotte served as Executive Vice President and Chief Financial Officer at Oasis Outsourcing, an organization he founded in 1996 and was a principal architect of the company’s business model and strategic direction overseeing its growth to become the largest privately held professional employer organization with over 225,000 co-employees prior to being sold in 2018 to Paychex, Inc. Prior to that, Mr. Mayotte was the Treasurer of The Wackenhut Corporation, where he supervised the company’s banking and cash operations, mergers/acquisitions and risk management. Mr. Mayotte received a Bachelor of Arts degree in Business Administration from Emory University.

Each of Messrs. Brewer and Mayotte will be compensated in accordance with the Company’s previously disclosed compensation programs for directors who are not employees as described in the Proxy Statement on Schedule 14A for the Company’s 2021 Annual Meeting of Shareholders and as may be amended in the future.

There are no related party transactions between the Company and each of Messrs. Brewer and Mayotte as described in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

July 9, 2021	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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